Exhibit (J)

Cohen Fund Audit Services, Ltd.	440.835.8500
800 Westpoint Pkwy., Suite 1100	440.835.1093 fax
Westlake, OH 44145-1524
www.cohenfund.com

Consent of Independent Registered Public Accounting Firm

As independent registered public accountants, we hereby consent to the use of our reports incorporated by reference herein dated February 18, 2009 and February 26, 2009 on the financial statements of the Timothy Plan (comprising Timothy Plan Small Cap Value Fund, Timothy Plan Large/Mid Cap Value Fund, Timothy Plan Aggressive Growth Fund, Timothy Plan Large/Mid Cap Growth Fund, Timothy Plan Strategic Growth Fund, Timothy Plan Conservative Growth Fund, Timothy Plan Money Market Fund, Timothy Plan Fixed Income Fund, Timothy Plan International Fund, Timothy Plan High Yield Fund, Timothy Plan Conservative Growth Portfolio Variable Series, and Timothy Plan Strategic Growth Portfolio Variable Series) as of December 31, 2008 and for the periods indicated therein and to the references to our firm in the Prospectuses and the Statements of Additional Information in this Post-Effective Amendment to the Registration Statement on Form N-1A of the Timothy Plan (SEC File No. 811-08228 and 033-73248).

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

April 28, 2009